                                                                 EXHIBIT 9(c)

                               AMENDMENT NO. 1 TO
                           TRANSFER AGENCY AGREEMENT


          WHEREAS, MUNICIPAL FUND FOR NEW YORK INVESTORS, INC., a Maryland corporation (the "Fund"), and PROVIDENT FINANCIAL PROCESSING CORPORATION, a Delaware corporation ("PFPC"), are parties to a Transfer Agency Agreement dated August 8, 1983 (the "Agreement"); and

          WHEREAS, the Fund's authorized capital currently consists of Two Billion (2,000,000,000) shares of Class A Common Stock; and

          WHEREAS, the Board of Directors of the Fund is contemplating the reclassification of a portion of its authorized capital into shares of separate series of Class A Common Stock; and

          WHEREAS, the parties wish to amend the Agreement to provide for the provision of transfer agency and dividend disbursing services to these additional series upon the terms and conditions stated in the Agreement;

          NOW, THEREFORE, the undersigned hereby agree, intending to be legally bound, that effective immediately the Agreement shall be amended to provide as follows:

               As used herein: (a) the term "Shares" shall mean all shares of the Fund's capital stock, $.001 par value per share, of every class or series heretofore or hereafter created by the Fund; and (b) the phrase "class of Shares" shall mean "class and series of Shares" wherever said phrase may appear.

Except as expressly amended and modified hereby, all provisions of the Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the 31st day of July, 1985.


[SEAL]                                  MUNICIPAL FUND FOR NEW
                                        YORK INVESTORS, INC.

Attest:/s/ Morgan R.Jones               By:/s/ Edward J. Roach
       -----------------------             ----------------------
                                           Title:  Vice President

[CORPORATE SEAL]                        PROVIDENT FINANCIAL
                                          PROCESSING CORPORATION

Attest:/s/ John D. Silcox, Jr.          By:/s/ John W. McLaughlin
       -----------------------             ----------------------
       Secretary                           Title:  President